INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement (No. 33-97250) of Uniroyal Technology Corporation on Form S-8 of our reports dated December 16, 1998, appearing in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended September 27, 1998.



/S/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Tampa, Florida
December 22, 1998